UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 9, 2013

Date of Report (Date of earliest event reported)

POLY SHIELD TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-33309	33-0953557
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

428 Plaza Real, Suite 419 Boca Raton, FL		33432
(Address of principal executive offices)		(Zip Code)

1 (800) 648-4287

Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

____

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

____

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

ITEM 5.02  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On September 9, 2013, Rasmus Norling resigned as the President and Chief Executive Officer of Poly Shield Technologies Inc. (the “Company”). Mr. Norling’s resignation was not due to, and was not caused by, in whole or in part, any disagreement with the Company, whether related to the Company’s operations, policies, practices or otherwise. On September 9, 2013 Mr. Norling was appointed as the Chief Technical Officer of the Company.

On September 9, 2013, the board of directors of the Company unanimously resolved to fix the number of directors of the Company to six directors, and unanimously resolved to appoint Brad Eckenweiler, James Pakulis and Jeffrey Buczek as directors to fill the vacancies created by the increase in the number of directors. In addition, the board of directors appointed Brad Eckenweiler its Chief Executive Officer, James Pakulis its President and Jeffrey Buczek as its Vice President of Engineering.

Brad Eckenweiler, age 59, is an executive with worldwide business experience in operations, corporate finance, multi-border negotiations and global securities markets. From 2002 to 2012, Mr. Eckenweiler acted as Chief Executive Officer, Chairman and as a director of Midastrade.com Inc. a company that formerly traded on the OTC Markets that provided securities trading services. For the past two years Mr. Eckenweiler acted as an independent consultant to the Company, however was not paid any compensation except for reimbursement of expenses.

James Pakulis, age 50, has three decades of experience working with entrepreneurial companies in a variety of emerging and high-growth sectors including internet, finance, real estate, and health care. Mr. Pakulis, is currently a director, Chief Executive Officer and President of SearchCore, Inc. a Nevada corporation engaged in developing, operating and monetizing websites that focus on specific niche industries, also known as vertical finder websites or finder sites. Prior to joining SearchCore Inc. Mr. Pakulis was an advisor to Synergistic Resources, LLC an outsourced healthcare clinic management company acquired by SearchCore Inc. in December 2010.  From 2003 to 2009, Mr. Pakulis was President of Pacific West Funding Corporation, a real estate financing firm headquartered in Utah. Mr. Pakulis received his BA degree in English from the Ohio State University in 1987.

Jeffrey Buczek, age 46, joins the Company after being employed since May 2011 as a Research and Development Engineer and Engineering Project Planner in Global Marine Technical Services for Royal Caribbean International, Ltd. During his employment at Royal Caribbean Mr. Buczek managed and coordinated various aspects of new R&D projects from planning, installation and testing through to commissioning and class approval. Before Royal Caribbean Mr. Buczek was employed with Motorola, Inc. as a Lead Design and Development Engineer and Engineering Team Manager and with Ford Motor Company as Mechanical and Robotics Engineer. Mr. Buczek received a Master’s Degree in Mechanical Engineering in 1992 and a Bachelor’s Degree in Mechanical Engineering in 1989 from Penn State University.

There is no family relationship among the directors or officers. There are currently no compensation arrangements with Mr. Eckenweiler, Mr. Pakulis and Mr. Buczek. During the last two years, there have been no transactions or proposed transactions that the Company was or is a party to in which Mr. Eckenweiler, Mr. Pakulis and Mr. Buczek have a direct or indirect material interest, except for Mr Eckenweiler, who loaned the Company $80,000, which has been repaid including interest of approximately $2,700. In addition, Mr. Eckenweiler was reimbursed approximately $195,000 in travel, marketing and other business expenses incurred or paid on behalf of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

POLY SHIELD TECHNOLOGIES INC.

Date: September 13, 2013	By: /s/ Joao (John) da Costa

Name: Joao (John) da Costa
Title: Chief Financial Officer

3